GLOBAL REALTY DEVELOPMENT CORP
                        ---------------------------------


                Convertible Secured Subordinated Promissory Note

                THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT. INVESTMENT IN THIS NOTE HEREIN IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.


AUD$3,200,000                                        As  of  20  August,  2005
                                                         New  York,  New  York


     For value received, the undersigned, Global Realty Development Corp, a Delaware company (the "Payor"), hereby promises to pay Sapphire Developments Limited, (the "Payee"), having an address at 60 Market Square, P.O. Box 364, Belize City, Belize in legal tender of the Commonwealth of Australia, pursuant to the following instructions, the principal sum of Three Million Two Hundred Thousand Australian Dollars (AUD$3,200,000) ("Principal") together with interest thereon from the date hereof at the rate of One (1%) percent per annum or the highest rate permitted by law whichever is lower ("Interest"). This Note shall be subordinate to any bank indebtedness incurred prior to the date hereof.

     The Principal and any accrued interest shall be sent pursuant to the payment schedule attached hereto via wire transfer to the following account maintained by Payee's counsel:

     Commerce  Bank
     582-586  9th  Avenue
     New  York,  NY  10036
     ABA  -  026  013  673
     Swift  -  CBNAUS  33
     Title:  Rubin,  Bailin,  Ortoli,  Mayer  &  Baker  LLP
     Account  -  7916582815

     This Note is subject to the express condition that at no time shall Payor be obligated or required to pay interest on the Principal at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Payor is permitted by law to contract or agree to pay. If by the terms of this Note, Payor is at any time required or obligated to pay interest on the Principal at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the money owed.

     Provided that there shall have been no occurrence of an Event of Default (as that term is defined in the Security Agreement) under the terms of this note or the Security Agreement, payments are to be paid in monthly installments with combined principal and interest as follows: commencing on September 20, 2005 and in accordance with the schedule attached hereto as EXHIBIT A.

     It is acknowledged and agreed to by the Payor and Payee, that the Payee is lending the Principal to Payor for the sole purpose of effecting a settlement transaction between the shareholders of Dominion Estates Pty Ltd., Dominion Wines Ltd. (collectively, "Dominion Group") and Atlantic Wine Agencies, Inc., a Florida corporation ("Atlantic") whereby upon the execution of the Note and the return of up to Twenty Million (20,000,000) shares of Atlantic common stock to Atlantic from the shareholders of the Dominion Group free of any encumbrances, among other consideration, Atlantic shall transfer, free of any encumbrances, all of the Ordinary Shares of Dominion Estates Pty Ltd. ("Settlement Transaction").

        1. Principal and Interest.
           ------------------------

        Subject to the provisions of Section 2 below, the entire outstanding principal balance of this Note, together with all interest accrued and unpaid thereon, shall be due and payable on August 19, 2006 (the "Maturity Date").
Notwithstanding any of the foregoing, in the event that the Payor fails to provide the Collateral in accordance with the Security Agreement, then and in such event the entire outstanding principal balance of this Note, together with all interest accrued and unpaid thereon, shall become immediately due and payable. Payor may prepay this Note, in whole or in part, at any time upon ten
(10) days notice to Payee without prepayment premium or penalty, provided that Payee may elect to convert all or part of this Note during such period. In addition to said payments of Principal and Interest, Payor shall pay such additional payments or other payments as provided for in the Security Agreement executed simultaneously herewith and found in the form attached hereto as EXHIBIT B.


        2. Conversion.
           ----------

        2.1 This Note is convertible in multiples of $100,000 of the principal due under this Note, into the number of shares of common stock of the Company at any date commencing no less than Ninety (90) days from the date hereof through the date of maturity at the average closing bid price as recorded on www.otcbb.com for the 10 business days immediately preceding the election of conversion ("Conversion Rate" and "Common Shares", respectively); provided, however, that the right to convert this Note is subject to the provisions of Section 1 above in the event that the Company elects to prepay this Note. Any Common Shares issued pursuant to this Note shall be issued pursuant to Regulation S as promulgated by the Securities Act of 1933, as amended ("Act"). Conversion may be made at any time commencing no less than Ninety (90) days from the date hereof through the date of maturity, at the option of the Payee, up to and including the Maturity Date; provided that the right to convert this Note is subject to the provisions of Section 1 above in the event that the Company elects to prepay this Note. For conversion, the Payee must present this Note at the office or agency designated for payments along with the conversion form in the form annexed hereto as EXHIBIT C. No service charge will be made for such conversion; however, the Payor may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the conversion of this Note.

        2.2 If the Payor, (a) splits or combines its outstanding Common Shares into a greater or lesser number of Common Shares, (b) distributes any Common Shares (or securities exchangeable for or convertible into Common Shares) to the Payee by way of stock dividends, other than such a distribution of Common Shares (or securities exchangeable for or convertible into Common Shares) to Payee of Common Shares who exercises an option to receive stock dividends in lieu of receiving cash dividends paid in the ordinary course, (c) distributes rights, options or warrants to the Payee of Common Shares entitling it within a period of 45 days to acquire Common Shares (or securities exchangeable for or convertible into Common shares) at less than the book value per Common Share, or (d) distributes to all or substantially all of the holders of Common Shares or shares of any other class, options, rights or warrants (other than those referred to above) or property or other assets (including evidence of indebtedness) other than by way of dividends paid in the ordinary course, the Conversion Rate shall be proportionately reduced or increased as appropriate and calculated to the nearest cent. There shall be no adjustment of the Conversion Rate in respect of any of the events described in (b), (c) and (d) above, if the Payee of this Note is allowed to participate in any such event as though such Payee had converted the Note prior to the applicable record or effective date.

        Notwithstanding any other provision hereof, there shall be no adjustment to the Conversion Rate unless the cumulative effect of such adjustments then in effect would change the Conversion Rate then in effect by at least 1%. The Payor will give 30 days notice to the Payee of the record date of any of the above events. In the even that the Company engages in a transaction which triggers and adjustment under this Section 2.2, the Conversion Rate shall be adjusted accordingly.

        2.3 On the happening of an event requiring an adjustment of Conversion Rate under Section 2.2, the Payor shall immediately give written notice to the Payee (1) describing the event; (2) stating the adjusted Conversion Rate or describing the substituted securities or consideration; and (3) stating the method of calculation and the facts on which the calculation is based. The Board of Directors of the Payor, acting in good faith, shall determine the calculation.

        2.4 No fractional Common Shares shall be issued on conversion. In lieu of issuing a fraction of a Common Share, the Payor shall pay Payee a cash amount equal to the same fraction of the applicable Conversion Rate per share.

        2.5 Common Shares deliverable on conversion shall, at delivery, be fully paid and non-assessable, free from taxes, liens and charges with respect to their purchase. The Payor shall take any necessary steps to assure that the par value per Common Share is at all times equal to or less than the Conversion Rate. The Payor shall at all times reserve and hold available sufficient Common Shares to satisfy all conversion and purchase rights of its outstanding convertible securities (including the Notes), options and warrants.

        2.6 This Note does not entitle the Payee to any voting or other rights as a stockholder of the Payor, or to any other rights whatsoever except those herein expressed. No dividends are payable or will accrue on this Note or the Common Shares into which this Note is convertible until and except to the extent that this Note is converted into Common Shares.


        3. Fees, Waiver, Other
           -------------------

        3.1 If the Payee rightfully shall institute any action to enforce the collection of any amount of principal on this Note, there shall be immediately due and payable from the Payor, in addition to the then unpaid sum of this Note, all reasonable costs and expenses incurred by the Payee in connection therewith, including, without limitation, reasonable attorney's fees and disbursements.

        3.2 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

        3.3 This Note may not be modified or discharged, except by a writing duly executed by the Payor and the Payee.

        3.4 The Payor hereby expressly waives demand and presentation for payment, notice of nonpayment, notice of dishonor, protest, notices of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder.

        3.5 The Payor shall bear all of its expenses, including attorney's fees, incurred in connection with the preparation of this Note.

        3.6 This Note is secured by the Security Agreement affecting all assets of Payor including those of its subsidiaries located in Australia.

        3.7 Payor acknowledges Payor's obligation to pay under this Note in accordance with the provisions of this Note, the Security Agreement are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note, the Security Agreement, or the obligations of Payor under this Note or the obligations of any other person or party relating to this Note or the obligations of Payor hereunder or otherwise with respect to the loan secured by the Security Agreement and Payor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (except prior payment to Payee or prior release and/or discharge by Payee), set-off, counterclaim or cross claim of any nature whatsoever with respect to the obligations of Payor in accordance with the provisions of this Note, the Security Agreement or the obligations of any other person or party relating to this Note or the obligations of Payor hereunder, under the Security Agreement or otherwise with respect to the loan secured by the Security Agreement, or in any action or proceeding brought by Payee to collect the Principal and Interest, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Security Agreement or any other document or instrument securing repayment of the Debt, in whole or in part. This Note and the Security Agreement set forth the entire agreement and understanding between Payee and Payor. Payor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of each Payor under this Note, except those specifically set forth in this Note.

        3.8 Payee may assign its rights and delegate its obligations in connection with this Note, the loan evidenced hereby and any guaranty thereof or security therefor and further, may assign or sell participations in, all or any part thereof to any bank or any other person or entity in which event, Payor (i) in the case of an assignment, upon notice thereof by Payee to Payor, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were the holder of this Note and Payee named herein and (ii) in the case of a participation, the participant shall not have any rights under this Note or any other document delivered in connection herewith except as set forth in the agreement executed by Payee and the participant relating thereto. Payee may furnish any information concerning Payor in possession of Payee from time to time to assignees or participants and prospective assignees or participants. Payor shall comply with such further conditions and execute such further instruments that are consistent with the terms of the loan as evidenced by this Note as may be required in good faith by any participant that is a bank, insurance company, pension fund, Real Estate Investment Trust (REIT) or other reputable financial institution.

        4. Miscellaneous.
           -------------

        4.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

        4.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

        4.3 This Note and the obligations of the Payor and the rights of the Payee shall be governed by, and construed in accordance with, the laws of the State of New York with respect to the contracts made and to be fully performed therein.

        4.4 The Payor (a) agrees that any legal suit, action or proceeding arising out of, or relating to, this Note will be instituted exclusively in New York State Supreme Court, County of New York or the United States District Court for the Southern District of New York, (b) waives any objection which the Payor may have now or hereafter to the venue of any such suit, action or proceeding and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District court for the Southern District of New York in any such suit, action or proceeding. The Payor further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, and agrees that service of process upon the Payor mailed by certified mail to the Payor's address will be deemed in every respect effective service of process upon the Payor in any suit, action or proceeding.

        4.5 This Note shall bind the Payor and its successors, legal representatives and assigns.


EXECUTED  for  and on behalf of            )
GLOBAL REALTY DEVELOPMENT                  )
CORP by its authorized agent  Roger        )
Charles  Davis  in the presence of:        )
                                           )
                                           )  /s/ Roger Charles Davis
                                              -----------------------
                                              Roger Charles Davis

 /s/Nicholas  Holt
 -------------------
Nicholas  Holt
Signature  of  Witness


Nicholas  Holt
(Print)  Full  Name  of  Witness


---------------------------------
Address  of  Witness